EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.01 per share, of Crusader Holding Corporation is filed jointly, on behalf of each of them.

Dated:   April 6, 2001


                                      MILLER & JACOBS CAPITAL, L.L.C.


                                      By:    /s/ Jeffrey A. Miller
                                          ------------------------------
                                                Jeffrey A. Miller
                                                  Managing Member


                                      By:    /s/ Eric D. Jacobs
                                          ----------------------------
                                                   Eric D. Jacobs
                                              Managing Member



                                         /s/ Jeffrey A. Miller
                                      ------------------------------
                                         Jeffrey A. Miller



                                         /s/ Eric D. Jacobs
                                      ----------------------------
                                         Eric D. Jacobs















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